EXHIBIT 99.1

Pursuant to Rule 13d-1(f)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.

     IDANTA PARTNERS LTD.
     a Texas limited partnership

     by:  /s/ David J. Dunn                  by:  /s/ Dev Purkayastha
          David J. Dunn, Trustee                  Dev Purkayastha, Trustee
          Dunn Family Trust                       Purkayastha Family Trust
          General Partner                         General Partner



     by:  /s/ Perscilla Faily
          Perscilla Faily, Trustee
          Perscilla Faily Trust
          General Partner

     DUNN FAMILY TRUST


     by:  /s/ David J. Dunn
          David J. Dunn, Trustee


     PURKAYASTHA FAMILY TRUST


     by:  /s/ Dev Purkayastha
          Dev Purkayastha, Trustee


     PERSCILLA FAILY TRUST


     by:  /s/ Perscilla Faily
          Perscilla Faily, Trustee